RESTATED AND AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        THE HOME-STAKE OIL & GAS COMPANY

To:      The Secretary of State of the State of Oklahoma
         State Capitol Building
         Oklahoma City, Oklahoma  73105


     The undersigned Oklahoma corporation, for the purpose of adopting an amended and restated Certificate of Incorporation pursuant to section 1080 of the Oklahoma General Corporation Act, hereby states that:

     1. The name of the corporation is The Home-Stake Oil & Gas Company (the "Corporation").

     2. The date the Corporation's original Certificate of Incorporation was filed was March 12, 1917, and the Certificate of Incorporation was last amended on June 29, 1994.

     3. The Certificate of Incorporation of this Corporation is hereby restated and amended to read in its entirety as follows:

                                  ARTICLE ONE

     The name of the Corporation is The Home-Stake Oil & Gas Company.

                                   ARTICLE TWO

     The address of the Corporation's registered agent and office in the State of Oklahoma is 15 E. 5th Street, Suite 2800, Tulsa, Oklahoma 74103, and its registered agent's name is Robert C. Simpson.

                                  ARTICLE THREE

     The Corporation shall have perpetual existence.

                                  ARTICLE FOUR

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

                                  ARTICLE FIVE

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 14,000,000, of which 12,000,000 shares shall be Common Stock, with a par value of $0.01 per share, and 2,000,000 shares shall be Preferred Stock, with a par value of $1.00 per share.

     The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of stock are as follows:

                                 Preferred Stock

          The Preferred stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in a Certificate of Designations filed as required by law from time to time prior to the issuance of any shares of such series.

          The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a Certificate of Designations to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

               (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 2,000,000);

               (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

               (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

               (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

               (h)   any   other   relative   rights,    powers,    preferences,
          qualifications, limitations or restrictions thereof relating to such series.

          The shares of Preferred Stock of any one series shall be identical with each other in all respects as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                  Common Stock

          Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article Five, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges herein, including, by not limited to, the following rights and privileges:

          (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

          (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                   ARTICLE SIX

     The  amount  of  stated  capital  which  the  Corporation   shall  have  is
$2,120,000.


                                  ARTICLE SEVEN

                            [Intentionally omitted.]

                                  ARTICLE EIGHT

     The business of the Corporation shall be managed under the direction of a Board of Directors. The number of directors constituting the entire Board of Directors shall be not less than three (3) directors, nor more than fifteen (15) directors, the exact number within such limits to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office; and provided further, that the number of directors constituting the entire Board of Directors shall be seven (7) until otherwise fixed by a majority of the entire Board of Directors.

                                  ARTICLE NINE

     To the fullest extent permitted by the Oklahoma General Corporation Act as the same exists on the date hereof or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE TEN

     Any action which may be or is required to be taken at an annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, only if all of the shareholders of the Corporation entitled to vote thereon consent to such action in writing.

                                 ARTICLE ELEVEN

          1. As used in this Article:

               (a) "Acquiring Person" means a Person who makes or proposes to make, or Persons acting as a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who make or propose to make a Control Share Acquisition; provided, however, that "Acquiring Person" does not include the Corporation;

               (b) "Affiliate" means a Person who directly or indirectly controls the Corporation. For purposes of this Article, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Corporation, whether through the ownership of Shares, by contract, or otherwise. Beneficial Ownership of ten percent (10%) or more of All Voting Power of the Corporation by a Person, except by a Person holding such voting power in good faith as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group control the Corporation, creates a presumption that such Person controls the Corporation;

               (c) "All Voting Power" means the aggregate voting power that the Shareholders of the Corporation would have in the election of directors generally but for this Article;

               (d) "Beneficial Ownership" shall have the same meaning ascribed to such term by Rule 13d-3 under the Securities Exchange Act of 1934, as amended;

               (e) "Competing Control Share Acquisition" means a Control Share Acquisition or proposed Control Share Acquisition that is the subject of an acquiring person statement delivered to the Corporation pursuant to Section 2 of this Article not less than twenty-five (25) days prior to the scheduled annual or special meeting date which has been or is required to be established pursuant to such Section with respect to a pending Control Share Acquisition;

               (f) "Control Share Acquisition" means the acquisition by any Person of ownership of, or the power to direct the exercise of voting power with respect to, Control Shares. "Control Share Acquisition" does not include acquisition of any Control Shares if such acquisition is made in good faith and not for the purpose of circumventing this
          Article in any of the following circumstances:

                    (1) In the  ordinary  course of business by a Person for the benefit of others when such Person is able to exercise or direct the exercise of votes of such acquired Shares only after requesting further instruction from others;

                    (2) Before the adoption of this Article;

                    (3) Pursuant to a contract  entered into before the adoption of this Article;

                    (4) Pursuant to the laws of descent and distribution;

                    (5) Pursuant  to  the  satisfaction  of a  pledge  or  other security interest;

                    (6) Pursuant to a merger,  consolidation,  or acquisition of
               Shares effected in compliance with the Oklahoma General Corporation Act, if the Corporation is a party to the agreement of merger, consolidation, or acquisition of Shares;

                    (7) By a donee  receiving  Shares pursuant to an inter vivos gift;

                    (8) An increase in voting  power  resulting  from any action taken by the Corporation, provided the Person whose voting power is thereby affected is not an Affiliate of the Corporation;

                    (9) Pursuant to the solicitation of proxies subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, or in case the Corporation is not subject to such Regulation 14A, the solicitation of proxies in accordance with the laws of the State of Oklahoma;

                    (10) Pursuant to a transfer between or among Immediate Family Members, or between or among persons under direct common control;

                    (11) From any Person whose  previous  acquisition  of Shares would have constituted a Control Share Acquisition but for subsections (1) through (10) above and (12) below, provided the acquisition does not result in the Acquiring Person holding voting power within a higher range of voting power than that of the Person from whom the Control Shares were acquired; or

                    (12) By a Person of  additional  Shares  within the range of voting power for which such Person has received approval pursuant to Section 5 of this Article or within the range of voting power resulting from Shares acquired in a transaction described in subsections (1) through (11) above;

               (g) "Control Shares" means Shares that, but for this Article, would have voting power, when added to all other Shares, whether owned of record or through Beneficial Ownership by an Acquiring Person or in respect to which such Acquiring Person may exercise or direct the exercise of voting power, that would increase the voting power of, and entitle such Acquiring Person immediately after acquisition of such Shares, directly or indirectly, to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of voting power:

                    (1) One-fifth (1/5) or more but less than one-third (1/3) of
               All Voting Power;

                    (2) One-third  (1/3) or more but less than a majority of All
               Voting Power; or

                    (3) A majority or more of All Voting Power;

               (h) "Immediate Family Member" means any relative or spouse of a Person, or any relative of such spouse, who has the same home as such Person;

               (i) "Interested Shares" means the Shares in respect of which any of the following Persons may exercise or direct the exercise, as of the applicable record date, of the voting power of the Corporation in the election of directors other than solely by the authority of a revocable proxy:

                    (1) The Acquiring Person;

                    (2) Any officer of the  Corporation;  or

                    (3) Any employee of the  Corporation  who is also a director of the Corporation;

               (j) "Noninterested Shares" means all Shares other than Interested Shares.

               (k) "Person" means any individual, corporation, partnership, unincorporated association or other entity;

               (l) The "Shareholders" means the owners of the Shares; and

               (m) "Shares" means shares of capital stock of the Corporation entitled to vote on any matter pursuant to the Oklahoma General Corporation Act, the By-Laws of the Corporation or this Certificate of Incorporation.

          2. Any Acquiring Person who proposes to make a Control Share Acquisition may, at such Person's election, and any Acquiring Person who has made a Control Share Acquisition shall, deliver an acquiring person statement ("Acquiring Person Statement") to the Corporation at its registered office in Tulsa, Oklahoma. The Acquiring Person Statement must set forth the following:

               (a) The identity of the Acquiring Person;

               (b) A statement that the Acquiring Person Statement is given pursuant to this Article;

               (c) The number of Shares owned, directly or indirectly, by the
               Acquiring  Person,  the  acquisition   date(s)  thereof  and  the
          price(s) at which such Shares were acquired;

               (d) The voting power to which the Acquiring Person, but for this Article, would be entitled;

               (e) A form of resolution (the "Resolution") to be considered by the Shareholders pursuant to this Article; and

               (f) If the Control Share Acquisition has not yet occurred,

                    (1) a description  in reasonable  detail of the terms of the proposed Control Share Acquisition, and

                    (2) representations of the Acquiring Person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed Control Share Acquisition, if consummated, will not be contrary to law, and that the Acquiring Person has the financial capacity to make the proposed Control Share Acquisition.

          3. (a) If at the time of delivery of an Acquiring Person Statement, the Acquiring Person requests a special meeting of the Shareholders and gives an undertaking to pay the Corporation's expenses of the special meeting, within ten (10) days thereafter the directors of the Corporation shall call a special meeting of the Shareholders for the purpose of considering the voting rights to be accorded the shares acquired in a Control Share Acquisition.

               (b) Unless the Acquiring Person agrees in writing to another date, the special meeting of Shareholders shall be held within fifty
          (50) days after receipt by the Corporation of the request.

               (c) If no request is made, the voting rights to be accorded the shares acquired in the Control Share Acquisition shall be presented to the next special or annual meeting of Shareholders.

               (d) If the Acquiring Person so requests in writing at the time of delivery of the Acquiring Person Statement, the special meeting shall not be held sooner than thirty (30) days after receipt by the Corporation of the Acquiring Person Statement.

          4. (a) If a special meeting of Shareholders is requested as provided in Section 3 of this Article, notice of the special meeting shall be given as promptly as reasonably practicable by the Corporation to all Shareholders of record as of the record date set for the meeting, whether or not they are entitled to vote at the meeting.

               (b) Notice of the special or annual meeting of Shareholders at which the voting rights are to be considered must include or be accompanied by both of the following:

                    (1) A copy of the Acquiring Person Statement; and

                    (2) A statement by the Board of Directors of the Corporation of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

          5. (a) All votes cast for or against the Resolution contained in the Acquiring Person Statement must be identified as Noninterested Shares. To be approved, the Resolution must receive the affirmative vote of a majority of All Voting Power excluding all Interested Shares. If the Resolution is not approved, the Acquiring Person, not sooner than twelve (12) months after disapproval of the Resolution, may present a new resolution for a vote of the Shareholders in accordance with Sections 3 and 4 of this Article at any subsequent meeting of Shareholders.

               (b) A proxy relating to a meeting of Shareholders to be held pursuant to Section 3 of this Article shall be solicited separately from the offer to purchase or solicitation of an offer to sell shares of the Corporation.

          6. After a Control Share Acquisition occurs, Control Shares of the Acquiring Person have only the following voting rights:

               (a) Subject to the provisions of subsections (b) through (d) below, the voting power of Control Shares having voting power of one-fifth (1/5) or more of All Voting Power is reduced to zero unless the Shareholders of the Corporation approve a resolution, pursuant to the procedures set forth in Sections 3, 4 and 5 of this Article, according such Control Shares the same voting rights as they had before they became Control Shares;

               (b) Except as provided in Section 5(a) of this Article, the voting power of Control Shares representing voting power of less than one-fifth (1/5) of All Voting Power is not affected by this Article;

               (c) If Control Shares of the Acquiring Person previously have been accorded, pursuant to the procedures set forth in Sections 3, 4 and 5 of this Article, the same voting rights they had before they became Control Shares, or if such Control Shares were acquired in a transaction excluded from the definition of "Control Share Acquisition", then only the voting power of Control Shares acquired in a subsequent Control Share Acquisition by such Acquiring Person within a higher range of voting power shall be reduced to zero; and

               (d) The voting rights of Control Shares are restored to those accorded such Shares prior to the Control Share Acquisition in any of the following circumstances:

                    (1) If, by reason of subsequent issuances of Shares or other transactions by the Corporation, the voting power of those Control Shares is reduced to a range of voting power for which approval has been granted or is not required; or

                    (2) Upon transfer to a Person other than an Acquiring Person; or

                    (3) The  expiration  of three (3) years  after the date of a vote of the Shareholders, pursuant to Section 5 of this Article, failing to approve the Resolution according voting rights to those Control Shares; or

                    (4) If the Resolution receives the affirmative votes
                  of a majority of All Voting Power, excluding all Interested Shares, pursuant to Section 5 of this Article.

          7. (a) In the event that a Competing Control Share Acquisition is made or proposed, the Corporation shall, at the option of the Acquiring Person making the Competing Control Share Acquisition, call for a vote of the Shareholders to consider the resolution relating to the voting rights of the Competing Control Share Acquisition at the same meeting that has been or is to be called to consider the voting rights of the pending Control Share Acquisition. In the event the Acquiring Person making the Competing Control Share Acquisition does not elect in writing to have the resolution relating to the voting rights of the Competing Control Share Acquisition considered at the same meeting, any vote shall be held as provided in this Article, except that in such case no vote shall be called on the Competing Control Share Acquisition prior to the earlier of the vote on the Resolution relating to voting rights of the pending Control Share Acquisition or fifty-one (51) days after receipt by the Corporation of the request for a meeting by the Acquiring Person making the pending Control Share Acquisition.

               (b) If more than one resolution relating to a Control Share Acquisition is to be considered at any meeting or at meetings scheduled for or occurring on the same day, all such resolutions relating to the voting rights of Acquiring Persons shall be considered by the Shareholders in the order in which the initial Acquiring Person Statements relating to such Control Share Acquisitions were delivered to the Corporation. However, no resolution approved by the Shareholders shall become effective until midnight of the date on which the respective Shareholder approval occurs.

               (c) If resolutions relating to two (2) or more Control Share Acquisitions are subject to shareholder vote pursuant to this Article, shares held by an Acquiring Person are considered Interested Shares only for purposes of a vote on a resolution relating to a Control Share Acquisition by that same Acquiring Person.

          8. (a) In the event Control Shares acquired in a Control Share Acquisition are accorded full voting rights and the Acquiring Person has acquired Control Shares with a majority of All Voting Power, all Shareholders of the Corporation shall have dissenters' rights. (b) As soon as practicable after such events have occurred, the Board of Directors shall cause a notice to be sent to all Shareholders advising them of the facts and that they have dissenters' rights to receive the fair value of their Shares pursuant to Section 1091 of the Oklahoma General Corporation Act, as amended from time to time.

               (c) As used in this Section 8, "fair value" means a value not less than the highest price paid per share by the Acquiring Person in the Control Share Acquisition.

          9. Should any conflict arise between the provisions of this Article and the provisions of the Oklahoma General Corporation Act or other laws, the provisions of this Article shall control to the extent permitted by law.

                                 ARTICLE TWELVE

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                                ARTICLE THIRTEEN

     The Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to a director, officer, employee or agent to the maximum extent permitted by and in accordance with Section 1031 of the Oklahoma General Corporation Act as the same exists on the date hereof or may hereafter be amended.

                                ARTICLE FOURTEEN

     All rights, privileges, immunities, restrictions, penalties, duties, obligations and liabilities of the Corporation and of the shareholders of the Corporation shall be governed solely by the Oklahoma General Corporation Act as the same exists on the date hereof or may hereafter be amended."

     4.  This  Restated  and  Amended  Certificate  of  Incorporation   contains
amendments to the Certificate of Incorporation which required the approval of the shareholders of the Corporation.

     5. The amendments to the Certificate of Incorporation were set forth in a resolution duly adopted by the Board of Directors which declared the adoption of the amendments to the Certificate of Incorporation to be advisable and which ordered that the amendments to the Certificate of Incorporation be considered by the shareholders of the Corporation entitled to vote thereon.

     6. The amendments to the Certificate of Incorporation were duly adopted by the affirmative vote of the holders of all of the requisite number of shares of issued and outstanding shares of the Corporation's common stock at a Special Meeting of the shareholders of the Corporation held on December 11, 1997. Such approval by the Corporation shareholders was sufficient to adopt and approve the amendments to the Certificate of Incorporation.

     IN WITNESS WHEREOF, The Home-Stake Oil & Gas Company has caused this Restated and Amended Certificate of Incorporation to be signed by its Chief Executive Officer and President, who hereby verifies that the statements contained herein are true and accurate to the best of his knowledge and belief, and duly attested by its Secretary this 7th day of January, 1998.


                                 The Home-Stake Oil & Gas Company

                                 By:  /s/ Robert C. Simpson
                                      --------------------------------
                                      Robert C. Simpson
                                      Chief Executive Officer and President

ATTEST:

By:  /s/ Chris K. Corcoran
     -----------------------------
      Its Secretary